UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2022

SQL TECHNOLOGIES CORP.

(Exact name of Registrant as Specified in its Charter)

Florida	001-41276	46-3645414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2855 W. McNab Road

Pompano Beach, Florida 33069

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (855) 759-7584

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	SKYX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On April 28, 2022, SQL Technologies Corp. (d/b/a Sky Technologies) (the “Company”), as subtenant, entered into a sublease agreement (the “Sublease Agreement”) with Sicart Associates LLC, a Delaware limited liability company (the “Sublandlord”), as sublandlord, to sublease approximately 3,400 square feet of office space located on the 54th floor of the building known as Carnegie Hall Tower, located at 152 West 57th Street, New York, New York (the “Premises”). The Sublease Agreement is subject and subordinate to that certain lease agreement by and between the Sublandlord, as tenant, and the landlord, dated August 31, 2016 (the “Lease”). The Company plans to use the Premises to support its general and administrative functions, sales and marketing, and business development.

The term of the Sublease Agreement (the “Sublease Term”) will commence upon the execution of the consent to the Sublease Agreement by the landlord of the Premises, and will expire on February 27, 2027, unless earlier terminated in accordance with the terms of the Sublease Agreement. The delivery of the Premises is subject to the landlord’s consent and, if not obtained within 45 days after the execution date of the Sublease Agreement, the Company will have the right to terminate the Sublease Agreement.

Pursuant to the Sublease Agreement, the Company will lease the Premises at a fixed annual base rent of $322,715 per year, or monthly base rent of approximately $26,893, during the first year of the Sublease Term, with cumulative compounded annual increases of 3% for each year of the Sublease Term. The Company will also pay a fixed electricity charge of approximately $920 per month and certain other costs or amounts arising under the Lease. In connection with entering into the Sublease Agreement, the Company paid a refundable security deposit of approximately $161,358 and the first month’s rent and fixed electricity charge of approximately $27,813. The Sublease Agreement provides for no rent due for the second and third months of the Sublease Term.

The foregoing summary of the Sublease Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Sublease Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1+†	Sublease Agreement, executed as of April 28, 2022, by and between SQL Technologies Corp. and Sicart Associates LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the Securities and Exchange Commission (the “SEC”) upon its request.

†	Portions of this exhibit (indicated by bracketed asterisks) are omitted in accordance with the rules of the SEC because they are both not material and the Company customarily and actually treats such information as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SQL TECHNOLOGIES CORP.

Date: May 4, 2022	By:	/s/ John P. Campi
	Name:	John P. Campi
	Title:	Chief Executive Officer